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                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Planet Polymer Technologies, Inc. on and Form S-8 (No. 333-1042) of our report, which contains an explanatory paragraph relating to the Company's ability to continue as a going concern, dated March 18, 2004 on the financial statements of Planet Polymer Technologies, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002, which report is included in this Annual Report on Form 10-KSB/A.


                                       /S/ J. H. COHN LLP


San Diego, California
August 13, 2004